Exhibit 10.1

AMENDMENT NO. 1 TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Amended and Restated Loan and Security Agreement (this “Amendment”) is dated as of February 21, 2006, is by and among LASALLE BANK NATIONAL ASSOCIATION, for itself as a lender, and as Agent (“Agent”) for the lenders (“Lenders”) from time to time party to the Amended and Restated Loan Agreement (as defined below) and APAC CUSTOMER SERVICES, INC. (“Borrower”).

Preliminary Statements

Agent and Borrower are party to that certain Amended and Restated Loan and Security Agreement dated as of October 31, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Amended and Restated Loan Agreement”). Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to such terms in the Amended and Restated Loan Agreement.

Borrower has requested, among other things, that Agent amend the Amended and Restated Loan Agreement to provide for additional borrowing availability pursuant to Section 14(d), as set forth herein and Agent is willing to do so on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Amendment to Amended and Restated Loan Agreement. In reliance on the representations and warranties set forth in Section 3 below and subject to the satisfaction of the conditions set forth in Section 4 below, the Amended and Restated Loan Agreement is hereby amended as follows:

(a)           Section 14(d) of the Amended and Restated Loan Agreement is hereby amended and restated in its entirety, as follows:

(d)           Excess Availability.

Borrower shall at all times maintain Excess Availability of at least S3,000,000; provided, however, that Borrower need not maintain any such Excess Availability if on any date (on or after March 31, 2006) the following have been satisfied (i) no Event of Default has occurred and is continuing on such date, (ii) Agent has received a copy of Borrower’s 10-K for the Fiscal Year ending on or about December 31, 2005 by March 31, 2006, and (iii) Agent has received Borrower’s compliance certificate for the month ending on March 31, 2006 or any applicable month thereafter. Notwithstanding the foregoing, Agent waives the requirement for Borrower to maintain Excess Availability of at least Three Million and No/100 Dollars ($3,000,000.00) from the date of this

Amendment through April 30, 2006. In the event Borrower fails to meet the requirements set forth herein in subsections (i), (ii) and (iii) prior to April 30, 2006, then Borrower shall be required to maintain Excess Availability at all times in excess of at least Three Million and Noll 00 Dollars (S3,000,000.00) until such time as Borrower is able to meet such requirements.

2.             Representations and Warranties of Borrower. Borrower represents and warrants that, as of the date hereof:

(a)           The execution, delivery and performance by Borrower of this Amendment, are within the organizational power of Borrower, have been duly authorized by all necessary action, have received all necessary’ governmental approval (if any shall be required), other than approvals which could not reasonably be expected to have a Material Adverse Effect on Borrower, and do not and will not contravene or conflict with any provision of law applicable to Borrower, the articles of incorporation, by-laws or any other organizational document of Borrower, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon Borrower or any property of Borrower, in each ease, which contravention or conflict could reasonably be expected to have a Material Adverse Effect on Borrower;

(b)           Each of the Amended and Restated Loan Agreement, as amended by this Amendment and the Other Agreements to which Borrower is a party are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by applicable bankruptcy, insolvency or other laws related to enforcement of creditor’s rights generally and general principals of equity related to enforcement;

(c)           After giving effect to the amendments set forth herein, no Event of Default or event or condition which upon notice, lapse of time or both would constitute an Event of Default has occurred and is continuing; and

(d)           After giving effect to the amendments set forth herein, the representations and warranties of the Borrower contained in the Amended and Restated Loan Agreement and the Other Agreements are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof, except for those specific to a past date (which shall be true and correct as of such past date).

3.             Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following condition precedent:

(a)             Agent shall have received this Amendment executed by Borrower, Agent and LaSalle Bank National Association;

(h)           Agent shall have received the Consent and Reaffirmation executed by each Obligor (other than the Borrower);

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(c)           Borrower shall have paid a legal fee of Five Hundred and No/lOO ($500.00) for Agent’s internal legal costs to prepare this Amendment No. 1 to Amended and Restated Loan and Security Agreement; and

(d)           All proceedings taken in connection with this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel such acceptance to be evidenced by Agent’s execution hereof.

4.             No Novation. This Amendment is not intended to nor shall be construed to create a novation or accord and satisfaction with respect to any of the Liabilities.

5.             Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

6.             Ratification. Except as expressly waived and modified hereby, the Amended and Restated Loan Agreement and the Other Agreements are each hereby are ratified and confirmed by the parties hereto and remain in full force and effect in accordance with the respective terms thereof. Agent and Lenders willingness to provide the waivers herein and agree to the amendments herein shall not be deemed to indicate or require Agent’s or Lenders’ willingness to agree to any deviation from the terms of the Amended and Restated Loan Agreement (as modified hereby) in the future.

7.             Choice of Law. This Amendment shall be governed and controlled by the laws of the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed under seal and delivered by their respective duly authorized officers on the date first written above.

LASALLE BANK NATIONAL
ASSOCIATION, as Agent and a Lender

By:	/s/Andrew J. Heinz
Its:	First Vice President

APAC CUSTOMER SERVICES, INC.,
as Borrower

By:	/s/ George H. Hepburn
Its:	SVP & Chief Financial Officer

CONSENT AND REAFFIRMATION

The undersigned (“Guarantors”), hereby (i) acknowledge receipt of a copy of the foregoing Amendment No. 1 to Amended and Restated Loan and Security Agreement (the “Amendment”); (ii) consent to Borrower’s execution and delivery of the Amendment; and (iii) reaffirm that each of the Other Agreements that it is a party to continue to remain in full force and effect. Although Guarantors have been informed of the matters set forth herein and have acknowledged same, Guarantors understand that Agent and Lenders have no obligation to inform Guarantors of such matters in the future or to seek Guarantors’ acknowledgment to future amendments, waivers or consents, and nothing herein shall create such a duty.

IN WITNESS WHEREOF, Guarantors have executed this Consent and Reaffirmation on and as of the date of the Amendment.

APAC CUSTOMER SERVICES, L.L.C.
APAC CUSTOMER SERVICES OF ILLINOIS, INC.
APAC CUSTOMER SERVICES GENERAL
PARTNER, I1 C.
ITI HOLDINGS, LLC
APAC CUSTOMER SERVICES OF IOWA, L.L.C.
APAC CUSTOMER SERVICES OF TEXAS, L.P.
by its general partner, APAC Customer Services
General Partner, Inc.

By	/s/ Robert J. Keller
Its	President